Green Dot Reports Second Quarter 2014 Non-GAAP Revenue Growth of 5% to $149 million,
Adjusted EBITDA Growth of 23% to $36 million, Non-GAAP EPS of $0.41, up 24%
Raises Full Year Guidance for Adjusted EBITDA and Non-GAAP EPS
Pasadena, CA - July 31, 2014 - Green Dot Corporation (NYSE: GDOT), today reported financial results for the second quarter ended June 30, 2014.
For the second quarter of 2014, Green Dot reported $147.0 million in GAAP total operating revenues and $0.31 in GAAP diluted earnings per share. On a non-GAAP basis, Green Dot reported growth of 5% year-over-year in non-GAAP total operating revenues1 to $149.0 million and non-GAAP diluted earnings per share1 of $0.41, representing 24% year-over-year growth.
Net cash provided by operating activities in the quarter was $25.2 million.  As of June 30, 2014, Green Dot’s consolidated balance sheet held total cash and investment securities of $849.9 million, which is 47% higher than at the same time last year.
"We had a strong second quarter driven by three key factors in our business that we believe we can sustain over the long term. First, we’re witnessing strong outperformance of our Green Dot-branded business. Second, more robust customer usage metrics within all of our portfolios are generating higher incremental revenue and margin per active card. And third, the investments we’ve made into operational excellence are beginning to pay off with greater efficiencies in risk management, supply chain and technology development. Based on these factors, our first half performance, and the initiatives we have planned for the second half of the year, we are maintaining our revenue guidance and we are raising our adjusted EBITDA and non-GAAP EPS guidance for the year,” said Steve Streit, Green Dot Chairman and Chief Executive Officer.

GAAP financial results for the second quarter of 2014 compared to the second quarter of 2013:

•	Total operating revenues on a generally accepted accounting principles (GAAP) basis increased 5% to $147.0 million for the second quarter of 2014 from $140.6 million for the second quarter of 2013

•	GAAP net income increased 27% to $14.3 million for the second quarter of 2014 from $11.3 million for the second quarter of 2013

•	GAAP basic and diluted earnings per common share were $0.32 and $0.31, respectively, for the second quarter of 2014 versus $0.26 and $0.25, respectively, for the second quarter of 2013
Non-GAAP financial results for the second quarter of 2014 compared to the second quarter of 2013:1

•	Non-GAAP total operating revenues[1] increased 5% to $149.0 million for the second quarter of 2014 from $142.6 million for the second quarter of 2013

•	Non-GAAP net income[1] increased 27% to $18.7 million for the second quarter of 2014 from $14.8 million for the second quarter of 2013

•	Non-GAAP diluted earnings per share[1] increased 24% to $0.41 for the second quarter of 2014 versus $0.33 for the second quarter of 2013

•
EBITDA plus employee stock-based compensation expense and stock-based retailer incentive compensation expense (adjusted EBITDA1) increased 23% to $36.4 million, or 24% of non-GAAP total operating revenues for the second quarter of 2014 from $29.6 million, or 21% of non-GAAP total operating revenues for the second quarter of 2013

1
Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated financial statements of cash flows. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

The following table shows the Company's quarterly key business metrics for each of the last six calendar quarters. Please refer to the Company's latest Quarterly Report on Form 10-Q for a description of the key business metrics described.

	2014		2013
	Q2	Q1	Q4	Q3	Q2	Q1
	(In millions)
Number of cash transfers	11.66	11.67	11.44	11.43	11.32	11.25
Number of active cards at quarter end	4.71	4.72	4.49	4.41	4.39	4.49
Gross dollar volume	$4,623	$5,290	$4,405	$4,396	$4,425	$5,072
Purchase volume	$3,406	$3,872	$3,298	$3,259	$3,248	$3,582
Selected Business Updates
Updates on Green Dot’s Walmart business:

1.
Green Dot and Walmart have extended their long-standing open loop gift card contract for another multi-year term. This renewed contract calls for Green Dot to continue to provide and manage the large Visa gift card category at Walmart.

2.
Green Dot and Walmart have entered into a new agreement to provide credit card bill pay services at the register. This new and innovative service gives consumers the ability to make same- and next-day credit card payments quickly and safely by paying via cash or PIN debit at the checkout register. Credit Card Bill Pay @ the Register will be part of Walmart’s Rapid Reload service and is powered by Green Dot’s Swipe Interface Technology (“SwIT”).

3.
Starting in late June, Walmart began selling the Green Dot brand Everyday prepaid card, with the product to be available at all Walmart stores nationwide. The Green Dot brand Everyday card now sells on the same prepaid rack as the Walmart MoneyCard suite of products.

Green Dot added approximately 1,200 check casher, or FSC, locations, and now counts approximately 1,500 FSC locations where its products and services are sold. Usage metrics and corresponding lifetime revenue metrics from cards acquired in the FSC channel tend to be materially better than those acquired through many of the Company’s traditional retail channels.
Green Dot’s performance continues to advance amidst the current competitive landscape, with the Green Dot-branded portfolio achieving among the highest growth rates in the Company’s history across several key operating metrics during the quarter, including 33% growth in active cards, 33% growth in cash transfers, 29% growth in GDV, and 24% growth in purchase volume over the same period last year.
Updated Outlook for 2014
Green Dot's updated outlook is based on a number of assumptions that Green Dot believes are reasonable at the time of this earnings release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Green Dot's filings with the Securities and Exchange Commission.
For 2014, Green Dot now expects adjusted EBITDA2 to be between $128 million and $132 million for the full year, and non-GAAP diluted EPS2 to be between $1.37 and $1.41. Its initial non-GAAP total operating revenue guidance remains unchanged at between $640 million and $650 million for the full year.
“At the midpoint, our new adjusted EBITDA guidance is 12% higher than our initial guidance and, on a full year basis, would represent annual adjusted EBITDA growth of 26% year-over-year. This revised guidance implies lower expected second half adjusted EBITDA margins than our first half results. The reasons for this difference are that first half adjusted EBITDA margins were favorably impacted by a one-time $6 million benefit in Q1, which will not be repeated in second half, and that we have a number of new growth oriented activities which we expect will require incremental resources in the second half. Nevert

2
Reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures are provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

heless, our revised guidance implies significant adjusted EBITDA growth in the second half on a year-over-year basis, with the midpoint of our revised guidance reflecting growth of 43% year-over-year and margin expansion of more than 300 basis points versus adjusted EBITDA generation during the second half of 2013,” said Grace Wang, Green Dot Chief Financial Officer.
Conference Call
The Company will host a conference call to discuss second quarter 2014 financial results today at 5:00 p.m. ET. In addition to the conference call, there will be a webcast presentation of accompanying slides accessible on the Company's investor relations website. Hosting the call will be Steve Streit, Chairman and Chief Executive Officer. The conference call can be accessed live over the phone by dialing (877) 300-8521, or (412) 317-6026 for international callers. A replay will be available approximately two hours after the call concludes and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 10049286. The replay of the webcast will be available until Thursday, August 7, 2014. The live call and the replay, along with supporting materials, can also be accessed through the Company's investor relations website at http://ir.greendot.com.
Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding the Company's full-year 2014 guidance contained under "Updated Outlook for 2014" and in the quotes of our Chief Executive Officer and Chief Financial Officer, the future distribution the Company’s products and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the impact of the Company’s supply chain management efforts on its revenue growth, the timing and impact of revenue growth activities, the Company's dependence on revenues derived from Walmart and three other retail distributors, impact of competition, the Company's reliance on retail distributors for the promotion of its products and services, demand for the Company's new and existing products and services, continued and improving returns from the Company's investments in new growth initiatives, potential difficulties in integrating operations of acquired entities and acquired technologies, the Company's ability to operate in a highly regulated environment, changes to existing laws or regulations affecting the Company's operating methods or economics, the Company's reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, and the Company's involvement litigation or investigations. These and other risks are discussed in greater detail in the Company's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on the Company's investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of July 31, 2014, and the Company assumes no obligation to update this information as a result of future events or developments.
About Non-GAAP Financial Measures
To supplement the Company's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), the Company uses measures of operating results that are adjusted to exclude net interest income; income tax expense; depreciation and amortization; employee stock-based compensation expense; and stock-based retailer incentive compensation expense. This earnings release includes non-GAAP total operating revenues, non-GAAP net income, non-GAAP earnings per share, non-GAAP weighted-average shares issued and outstanding and adjusted EBITDA. It also includes full-year 2014 guidance for non-GAAP total operating revenues, adjusted EBITDA, non-GAAP diluted earnings per share, and non-GAAP weighted-average shares issued and outstanding. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with the Company's financial measures prepared in accordance with GAAP. The Company's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. The Company believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. The Company's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company's business and make operating decisions. For additional information regarding the Company's use of non-GAAP financial measures and the items excluded by the Company from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of the Company's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of the Company's website at ir.greendot.com.
About Green Dot
Green Dot Corporation is a technology-centric, pro-consumer Bank Holding Company with a mission to reinvent personal banking for the masses. The company is the largest provider of prepaid debit card products and prepaid card reloading services in the United States, as well as a leader in mobile banking with its GoBank mobile bank account offering. Green Dot Corporation products are available to consumers at more than 90,000 retailers nationwide, online and via the leading app stores. The Company is headquartered in Pasadena, California with its bank subsidiary, Green Dot Bank, located in Provo, Utah.
Contacts
Investor Relations
Christopher Mammone, 626-765-2427
IR@greendot.com

Media Relations
Brian Ruby, 203-682-8286
Brian.Ruby@icrinc.com

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	June 30, 2014	December 31, 2013
	(Unaudited)
	(In thousands, except par value)
Assets
Current assets:
Unrestricted cash and cash equivalents	$679,519	$423,498
Federal funds sold	492	123
Restricted cash	3,841	—
Investment securities available-for-sale, at fair value	92,158	116,159
Settlement assets	63,863	37,004
Accounts receivable, net	32,929	46,384
Prepaid expenses and other assets	24,366	27,332
Income tax receivable	1,617	15,573
Total current assets	898,785	666,073
Restricted cash	2,287	2,970
Investment securities, available-for-sale, at fair value	78,237	82,585
Accounts receivable, net	74	5,913
Loans to bank customers, net of allowance for loan losses of $414 and $464 as of June 30, 2014 and December 31, 2013, respectively	6,680	6,902
Prepaid expenses and other assets	2,434	1,081
Property and equipment, net	61,339	60,473
Deferred expenses	9,067	15,439
Net deferred tax assets	3,304	3,362
Goodwill and intangible assets	51,055	30,676
Total assets	$1,113,262	$875,474
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$19,902	$34,940
Deposits	459,035	219,580
Obligations to customers	79,391	65,449
Settlement obligations	4,063	4,839
Amounts due to card issuing banks for overdrawn accounts	539	49,930
Other accrued liabilities	48,334	35,878
Deferred revenue	14,173	24,517
Net deferred tax liabilities	3,716	3,716
Total current liabilities	629,153	438,849
Other accrued liabilities	31,865	34,076
Deferred revenue	250	300
Total liabilities	661,268	473,225

Stockholders’ equity:
Convertible Series A preferred stock, $0.001 par value (as converted): 10 shares authorized as of June 30, 2014 and December 31, 2013; 5 and 7 shares issued and outstanding as of June 30, 2014 and December 31, 2013, respectively	5	7
Class A common stock, $0.001 par value: 100,000 shares authorized as of June 30, 2014 and December 31, 2013; 40,053 and 37,729 shares issued and outstanding as of June 30, 2014 and December 31, 2013, respectively	40	38
Additional paid-in capital	219,258	199,251
Retained earnings	232,648	203,000
Accumulated other comprehensive income (loss)	43	(47)
Total stockholders’ equity	451,994	402,249
Total liabilities and stockholders’ equity	$1,113,262	$875,474

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$60,892	$55,029	$129,059	$119,697
Cash transfer revenues	45,491	45,633	91,767	89,968
Interchange revenues	42,655	41,913	89,869	88,669
Stock-based retailer incentive compensation	(2,022)	(1,967)	(4,410)	(3,576)
Total operating revenues	147,016	140,608	306,285	294,758
Operating expenses:
Sales and marketing expenses	57,200	51,680	117,443	107,857
Compensation and benefits expenses	30,215	31,200	57,178	62,954
Processing expenses	17,285	19,948	39,364	41,947
Other general and administrative expenses	20,584	20,425	46,908	41,305
Total operating expenses	125,284	123,253	260,893	254,063
Operating income	21,732	17,355	45,392	40,695
Interest income	1,039	855	2,016	1,674
Interest expense	(29)	(16)	(45)	(33)
Income before income taxes	22,742	18,194	47,363	42,336
Income tax expense	8,399	6,890	17,715	15,445
Net income	14,343	11,304	29,648	26,891
Income attributable to preferred stock	(1,703)	(1,798)	(3,966)	(4,289)
Net income allocated to common stockholders	$12,640	$9,506	$25,682	$22,602

Basic earnings per common share:	$0.32	$0.26	$0.66	$0.63
Diluted earnings per common share:	$0.31	$0.25	$0.64	$0.61
Basic weighted-average common shares issued and outstanding:	39,394	35,380	38,433	35,214
Diluted weighted-average common shares issued and outstanding:	40,052	36,686	39,466	36,458

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
	2014	2013
	(In thousands)
Operating activities
Net income	$29,648	$26,891
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,557	13,003
Provision for uncollectible overdrawn accounts	16,059	28,555
Employee stock-based compensation	8,686	6,509
Stock-based retailer incentive compensation	4,410	3,576
Amortization of premium on available-for-sale investment securities	538	277
Realized gains on investment securities	(29)	(11)
Recovery for uncollectible trade receivables	(20)	1
Impairment of capitalized software	—	1,156
Deferred income tax expense	—	189
Excess tax benefits from exercise of options	(3,563)	(847)
Changes in operating assets and liabilities:
Accounts receivable, net	4,017	(29,331)
Prepaid expenses and other assets	1,983	17,042
Deferred expenses	6,372	4,788
Accounts payable and other accrued liabilities	(16,328)	2,203
Amounts due to card issuing banks for overdrawn accounts	(49,391)	1,415
Deferred revenue	(10,394)	(2,733)
Income tax receivable	17,523	14,437
Net cash provided by operating activities	25,068	87,120

Investing activities
Purchases of available-for-sale investment securities	(93,388)	(110,112)
Proceeds from maturities of available-for-sale securities	83,263	82,062
Proceeds from sales of available-for-sale securities	38,109	38,879
Increase in restricted cash	(601)	(3)
Payments for acquisition of property and equipment	(14,096)	(17,013)
Net principal collections on loans	222	326
Acquisition, net of cash acquired	(14,860)	—
Net cash used in investing activities	(1,351)	(5,861)

Financing activities
Proceeds from exercise of options	3,348	2,420
Excess tax benefits from exercise of options	3,563	847
Net increase in deposits	239,455	2,908
Net (decrease) increase in obligations to customers	(13,693)	23,004
Net cash provided by financing activities	232,673	29,179

Net increase in unrestricted cash, cash equivalents, and federal funds sold	256,390	110,438
Unrestricted cash, cash equivalents, and federal funds sold, beginning of year	423,621	296,591
Unrestricted cash, cash equivalents, and federal funds sold, end of period	$680,011	$407,029

Cash paid for interest	$46	$34
Cash paid for income taxes	$219	$818

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(In thousands)
Total operating revenues	$147,016	$140,608	$306,285	$294,758
Stock-based retailer incentive compensation (2)(3)	2,022	1,967	4,410	3,576
Non-GAAP total operating revenues	$149,038	$142,575	$310,695	$298,334
Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(In thousands, except per share data)
Net income	$14,343	$11,304	$29,648	$26,891
Employee stock-based compensation expense, net of tax (4)	2,973	2,248	5,437	4,134
Stock-based retailer incentive compensation, net of tax (2)	1,275	1,222	2,761	2,271
Amortization of acquired intangibles, net of tax (5)	139	—	139	—
Non-GAAP net income	$18,730	$14,774	$37,985	$33,296
Diluted earnings per share*
GAAP	$0.31	$0.25	$0.64	$0.61
Non-GAAP	$0.41	$0.33	$0.83	$0.75
Diluted weighted-average shares issued and outstanding**
GAAP	40,052	36,686	39,466	36,458
Non-GAAP	45,857	44,423	45,968	44,250

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.
**	Diluted weighted-average Class A shares issued and outstanding is the most directly comparable GAAP measure for the periods indicated.
Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average
Shares Issued and Outstanding (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(In thousands)
Diluted weighted-average shares issued and outstanding*	40,052	36,686	39,466	36,458
Assumed conversion of weighted-average shares of preferred stock	5,369	6,859	6,011	6,859
Weighted-average shares subject to repurchase	436	878	491	933
Non-GAAP diluted weighted-average shares issued and outstanding	45,857	44,423	45,968	44,250

*	Represents the diluted weighted-average shares of Class A common stock for the periods indicated.

GREEN DOT CORPORATION
Supplemental Detail on Non-GAAP Diluted Weighted-Average Shares Issued and Outstanding
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(In thousands)
Stock outstanding as of June 30:
Class A common stock*	40,053	36,422	40,053	36,422
Preferred stock (on an as-converted basis)	5,369	6,859	5,369	6,859
Total stock outstanding as of June 30:	45,422	43,281	45,422	43,281
Weighting adjustment	(223)	(164)	(487)	(275)
Dilutive potential shares:
Stock options	515	1,099	831	1,090
Restricted stock units	138	205	195	154
Employee stock purchase plan	5	2	7	—
Non-GAAP diluted weighted-average shares issued and outstanding	45,857	44,423	45,968	44,250

*
As of the current period, Class B common stock is no longer outstanding. For comparative purposes, Class A common stock outstanding as of June 30, 2014 includes both Class A and Class B shares outstanding as of the end of the period.

Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(In thousands)
Net income	$14,343	$11,304	$29,648	$26,891
Net interest income	(1,010)	(839)	(1,971)	(1,641)
Income tax expense	8,399	6,890	17,715	15,445
Depreciation and amortization	7,893	6,649	15,557	13,003
Employee stock-based compensation expense (3)(4)	4,714	3,619	8,686	6,509
Stock-based retailer incentive compensation (2)(3)	2,022	1,967	4,410	3,576
Adjusted EBITDA	$36,361	$29,590	$74,045	$63,783
Non-GAAP total operating revenues	$149,038	$142,575	$310,695	$298,334
Adjusted EBITDA/non-GAAP total operating revenues (adjusted EBITDA margin)	24.4%	20.8%	23.8%	21.4%

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Total Operating Revenue (1)
(Unaudited)

	Range
	Low	High
	(In millions)
Total operating revenues	$632	$642
Stock-based retailer incentive compensation (2)*	8	8
Non-GAAP total operating revenues	$640	$650

*
Assumes the Company's right to repurchase lapses on 36,810 shares per month during 2014 of the Company's Class A common stock at $18.98 per share, our market price on the last trading day of the second quarter of 2014. A $1.00 change in the Company's Class A common stock price represents an annual change of $441,720 in stock-based retailer incentive compensation.

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected Adjusted EBITDA (1)
(Unaudited)

	Range
	Low	High
	(In millions)
Net income	$52	$54
Adjustments (6)	76	78
Adjusted EBITDA	$128	$132

Non-GAAP total operating revenues	$650	$640
Adjusted EBITDA / Non-GAAP total operating revenues (Adjusted EBITDA margin)	20%	21%
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income (1)
(Unaudited)

	Range
	Low	High
	(In millions, except per share data)
Net income	$52	$54
Adjustments (6)	12	12
Non-GAAP net income	$64	$66
Diluted earnings per share*
GAAP	$1.11	$1.15
Non-GAAP	$1.37	$1.41
Diluted weighted-average shares issued and outstanding
GAAP	40	40
Non-GAAP	46	46

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Diluted Weighted-Average Shares Issued and Outstanding (1)
(Unaudited)

	Range
	Low	High
	(In millions)
Diluted weighted-average shares issued and outstanding
Assumed conversion of weighted-average shares of preferred stock	40	40
Weighted-average shares subject to repurchase	6	6
Non-GAAP diluted weighted-average shares issued and outstanding	46	46

(1)
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as we do. These financial measures are adjusted to eliminate the impact of items that the Company does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate.

The Company believes that the non-GAAP financial measures it presents are useful to investors in evaluating the Company’s operating performance for the following reasons:

▪
stock-based retailer incentive compensation is a non-cash GAAP accounting charge that is an offset to the Company’s actual revenues from operations as the Company has historically calculated them. This charge results from the monthly lapsing of the Company’s right to repurchase a portion of the 2,208,552 shares it issued to its largest distributor, Walmart, in May 2010. By adding back this charge to the Company’s GAAP 2010 and future total operating revenues, investors can make direct comparisons of the Company’s revenues from operations prior to and after May 2010 and thus more easily perceive trends in the Company’s core operations. Further, because the monthly charge is based on the then-current fair market value of the shares as to which the Company’s repurchase right lapses, adding back this charge eliminates fluctuations in the Company’s operating revenues caused by variations in its stock price and thus provides insight on the operating revenues directly associated with those core operations;

▪
the Company records employee stock-based compensation from period to period, and recorded employee stock-based compensation expenses of approximately $4.7 million and $3.6 million for the three months ended June 30, 2014 and 2013, respectively. By comparing the Company’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate the Company’s operating results without the additional variations caused by employee stock-based compensation expense, which may not be comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations;

▪
adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as interest expense, income tax expense, depreciation and amortization, employee stock-based compensation expense, stock-based retailer incentive compensation expense and impairment charges, that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and

▪	securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.
The Company’s management uses the non-GAAP financial measures:

▪	as measures of operating performance, because they exclude the impact of items not directly resulting from the Company’s core operations;

▪	for planning purposes, including the preparation of the Company’s annual operating budget;

▪	to allocate resources to enhance the financial performance of the Company’s business;

▪	to evaluate the effectiveness of the Company’s business strategies; and

▪	in communications with the Company’s board of directors concerning the Company’s financial performance.
The Company understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of the Company’s results of operations as reported under GAAP. Some of these limitations are:

▪	that these measures do not reflect the Company’s capital expenditures or future requirements for capital expenditures or other contractual commitments;

▪	that these measures do not reflect changes in, or cash requirements for, the Company’s working capital needs;

▪	that these measures do not reflect interest expense or interest income;

▪	that these measures do not reflect cash requirements for income taxes;

▪
that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and

▪	that other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

(2)
This expense consists of the recorded fair value of the shares of Class A common stock for which the Company’s right to repurchase has lapsed pursuant to the terms of the May 2010 agreement under which they were issued to Wal-Mart Stores, Inc., a contra-revenue component of the Company’s total operating revenues. Prior to the three months ended June 30, 2010, the Company did not record stock-based retailer incentive compensation expense. The Company will, however, continue to incur this expense through May 2015. In future periods, the Company does not expect this expense will be comparable from period to period due to changes in the fair value of its Class A common stock. The Company will also have to record additional stock-based retailer incentive compensation expense to the extent that a warrant to purchase its Class B common stock vests and becomes exercisable upon the achievement of certain performance goals by PayPal. The Company does not believe these non-cash expenses are reflective of ongoing operating results.

(3)
The Company does not include any income tax impact of the associated non-GAAP adjustment to non-GAAP total operating revenues or adjusted EBITDA, as the case may be, because each of these non-GAAP financial measures is provided before income tax expense.

(4)
This expense consists primarily of expenses for employee stock options. Employee stock-based compensation expense is not comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations. The Company excludes employee stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that the Company does not believe are reflective of ongoing operating results. Further, the Company believes that it is useful to investors to understand the impact of employee stock-based compensation to its results of operations.

(5)
This expense represents the amortization attributable to the Company's acquired intangible assets. The Company excludes amortization expenses related to acquired intangible assets from its non-GAAP financial measures primarily because it consists of non-cash expenses that the Company does not believe are reflective of ongoing operating results.

(6)
These amounts represent estimated adjustments for net interest income, income taxes, depreciation and amortization, employee stock-based compensation expense, and stock-based retailer incentive compensation expense. Employee stock-based compensation expense and stock-based retailer incentive compensation expense include assumptions about the future fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers).